EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-136147 on Form S-3 of our reports dated March 9, 2007, relating to the consolidated financial statements of Education Realty Trust, Inc. as of December 31, 2006 and 2005 and for the years then ended and the period July 12, 2004 (date of formation) through December 31, 2004, the combined financial statements of Education Realty Trust Predecessor (the “EDR Predecessor”) as of December 31, 2004 and the year then ended and for the period January 1, 2005 through January 30, 2005, and management’s report on the effectiveness of internal controls over financial reporting as of December 31, 2006, our reports dated March 30, 2005, relating to the financial statements of National Development/Allen & O’Hara CUPA, LLC as of December 31, 2004 and for the year then ended, the financial statements of National Development/Allen & O’Hara Lockhaven, LLC as of December 31, 2004 and for the year then ended, and the financial statements of National Development/Allen & O’Hara Clarion, LLC as of December 31,2004 and for the year then ended, all appearing in this Annual Report on Form 10-K of Education Realty Trust, Inc. for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP

Memphis, Tennessee
March 9, 2007